Exhibit 23.2: Consent of Independent Registered Public Accounting Firm — Porter Keadle Moore, LLP
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-144181 on Form S-8 of Peoples Financial Corporation of our reports dated February 25, 2008 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Peoples Financial Corporation for the year ended December 31, 2007.

/s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
March 6, 2008